                                                                    EXHIBIT 10.1
                     PARTNERSHIP INTEREST PURCHASE AGREEMENT


         THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is effective as of September 30, 2001 at 11:59 pm CST (the "Closing Date") and is among U.S. Physical Therapy, Inc., a Nevada corporation ("USPT"); U.S. Physical Therapy, Ltd., a Texas limited partnership and wholly-owned subsidiary of USPT ("Purchaser"); Rehab Partners #1, Inc., a Texas corporation (the "General Partner"); and John Cascardo, an individual resident of Dearborn, Michigan ("Seller").

                                    RECITALS

         WHEREAS, Seller owns a 35% interest, as a Class A limited partner, in Dearborn Physical Therapy, Ltd. dba Advanced Physical Therapy, a Texas limited partnership (the "Partnership") and wishes to sell all of his partnership interest; and

         WHEREAS, Purchaser wishes to purchase such partnership interest;

         NOW, THEREFORE, in consideration of the recitals and of the agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                                PURCHASE AND SALE

         Section 1.1. Purchase of Partnership Interest. Subject to and upon the terms and conditions set forth in this Agreement, Seller hereby sells, transfers, and delivers to Purchaser, and Purchaser hereby purchases and acquires from Seller, all of Seller's right, title and interest in the Partnership ("Partnership Interest").

         Section 1.2. Consent of the Partners. The General Partner, in its capacity as general partner of the Partnership, and Purchaser, in its capacity as a Class B limited partner of the Partnership, hereby acknowledge and consent to the transfer of the Partnership Interest from Seller to Purchaser.

         Section 1.3. Closing. The date on which all transactions contemplated by this Agreement are completed, such date to be mutually agreeable to the parties, shall be the "Closing Date." The completion of such transactions may occur at a mutually acceptable location or remotely by exchange of facsimile signature pages and subsequent post-closing exchange of original signature pages.


                                   ARTICLE II.
                                  CONSIDERATION

         Section 2.1. Definitions. For purposes of this Article II, the following terms shall have the meanings set forth below:


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                  (a) Base Earnings. Net income, before federal income taxes, of the Partnership calculated in accordance with generally accepted accounting principles consistently applied and specifically after deducting any compensation and bonus payments to any employees of the Partnership, including Seller, for the twelve-month period ending on the last day of the calendar month preceding the Closing Date.

                  (b) Seller's Base Earnings. Thirty-five percent (35%) of Base Earnings.

                  (c) Future Earnings Period. Each twelve-month period ending on the last day of the calendar month preceding each of the first, second, third, fourth and fifth anniversaries of the Closing Date.

                  (d) Future Annual Earnings. With respect to any Future Earnings Period, the net income, before federal income taxes, of the Partnership calculated in accordance with generally accepted accounting principles consistently applied and specifically after deducting any compensation and bonus payments to any employees of the Partnership, including Seller, excluding from such calculations any revenues and expenses of the Partnership attributable to clinics or other operations opened or acquired after the Closing Date.

                  (e) Future Average Earnings. With respect to any Future Earnings Period, the average Future Annual Earnings per twelve-month period based on (a) cumulative Future Annual Earnings from the last day of the calendar month preceding the Closing Date through the last day of the applicable Future Earnings Period (b) divided by the number of complete Future Earnings Periods that have elapsed up to and including the applicable Future Earnings Period.

                  (f) Market Price. The market price per share of USPT Common Stock determined in the following manner: (i) the closing price (which shall be the last reported sales price, or, in case no such sales take place on such day, the average of the closing bid and the asked prices) per share of the USPT Common Stock on the principal national securities exchange on which the USPT Common Stock is then listed or admitted to trading; (ii) if the USPT Common Stock is not then so listed on a national securities exchange, the closing price of the USPT Common Stock in the over-the-counter market as reported by National Market of The National Association of Securities Dealers Automated Quotation System ("Nasdaq"); (iii) if the USPT Common Stock is not then quoted by Nasdaq, as furnished by any member of The National Association of Securities Dealers, Inc. ("NASD") selected by USPT for that purpose; or
         (iv) if no member of NASD furnishes quotes with respect to the USPT Common Stock, an amount determined in good faith by the board of directors of USPT.

         Section 2.2. Purchase Price. The total purchase price shall equal $2,624,944.00 ("Purchase Price"), which the Parties agree is equal to 5.2 times Seller's Base Earnings, consisting of the following:

                  (a) Closing Consideration. Within 30 days of closing, Purchaser shall deliver to Seller $629,987.00 in cash [representing 30% of 80% of the Purchase Price] and



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

         95,205 shares of USPT common stock at the Market Price determined pursuant to Section 2.7 [representing 70% of 80% of the Purchase Price]. USPT has contributed to Purchaser the USPT common stock to be issued hereunder.

                  (b) Holdback. Purchaser shall retain $524,989.00 [representing 20% of the Purchase Price] from the amounts Seller is entitled to receive upon the sale of the Partnership Interest (the "Holdback"). One fifth of the Holdback shall be scheduled to be paid (30% in cash and 70% in USPT common stock) in each year that Future Annual Earnings are at least equal to Base Earnings (each a "Holdback Payment"). In the event that Future Annual Earnings for a Future Earnings Period equal or exceed Base Earnings, Purchaser shall pay to Seller the scheduled Holdback Payment. In the event that Future Annual Earnings for any Future Earnings Period are less than the Base Earnings but the Future Average Earnings up to and including such Future Earnings Period are equal to or greater than the Base Earnings, the scheduled Holdback Payment with respect to such Future Earnings Period and any previous Future Earnings Periods for which Seller did not receive a Holdback Payment shall be made. In the event that both the Future Annual Earnings and the Future Average Earnings in any Future Earnings Period are less than Base Earnings, then no Holdback Payment shall be made with respect to such Future Earnings Period or any previous Future Earnings Period until such time that Future Average Earnings equal or exceed Base Earnings.

                  (c) Distribution. Within 30 days after the Closing Date, the General Partner shall cause the Partnership to make a distribution to Seller equal to Seller's undistributed profits as of the Closing Date.

         Section 2.3. Incentive Earnout. In the event that the average of the Future Annual Earnings for the fourth and fifth Future Earnings Periods is greater than Base Earnings, Purchaser shall pay to Seller, an amount equal to
(A) the average Future Annual Earnings during the fourth and fifth Future Earnings Periods, (B) minus the Base Earnings, (C) multiplied by 5.2 and (D) multiplied by 35% (the "Incentive Earnout Payment"); provided, however, that in no event shall the amount of the Incentive Earnout Payment exceed $500,000 under the foregoing calculation. Notwithstanding the foregoing, in the event that the average of the Future Annual Earnings for the fourth and fifth Earnings Periods, when multiplied by 35%, is at least $750,000 but not greater than $1,100,000, the Incentive Earnout Payment shall equal $700,000 and if such number is greater than $1,100,000, the Incentive Earnout Payment shall equal $900,000. The Incentive Earnout Payment shall be made 30% in cash and 70% in USPT common stock.

         Section 2.4. Calculation of Earnings.

                  (a) Within forty-five (45) days following the end of each Future Earnings Period, the General Partner shall prepare and deliver to Seller a statement of Future Annual Earnings with respect to such Future Earnings Period (the "Earnings Statement"). During the 30 days immediately following receipt of the Earnings Statement by Seller, the Seller and his accountants shall be entitled to review the Earnings Statement and any working papers, trial balances and similar materials relating to the Earnings Statement prepared by the General Partner or its accountants, and the General Partner shall provide Seller and his accountants with reasonable access, during the General Partner's normal

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

         business hours, to the Partnership's personnel, properties, books and records for the sole purpose of verifying the Earnings Statement.

                  (b) The Earnings Statement shall become final and binding upon the Seller on the day the Purchaser receives written notice from the Seller that the Earnings Statement is agreed to, or in the absence of such notice, on the 31st day following delivery of such Earnings Statement, unless the Seller gives written notice to the Purchaser of its disagreement with the Earnings Statement (a "Notice of Disagreement") prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted.

                  (c) If a timely Notice of Disagreement is received by the Purchaser with respect to the Earnings Statement, then the Earnings Statement shall become final and binding upon the parties on the earlier of (A) the date the Purchaser and the Seller resolve in writing all differences they have with respect to the matters specified in a Notice of Disagreement, or (B) the date the matters in dispute are finally resolved in writing by the Arbitrator in the manner described below.

                  (d) During the 30 days immediately following the delivery of any Notice of Disagreement, the Purchaser and the Seller shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in such Notice of Disagreement. During such period, the Seller and his accountants shall each have reasonable access to the Partnership's records and books of account and may, at Seller's expense, examine, inspect, make copies and audit the Partnership's books and records. If such differences have not been resolved by the end of such 30-day period, Purchaser and Seller shall submit any and all matters which remain in dispute and which were included in any Notice of Disagreement to binding arbitration pursuant to Article VII hereof (it being understood that the Arbitrator shall act as an arbitrator to determine only those matters which remain in dispute).

                  (e) If a Holdback Payment or Incentive Earnout Payment is payable with respect to any Future Earnings Period as determined in accordance with this Section, such payment(s) shall be paid by the Purchaser to the Seller within ten (10) days following the Seller's agreement to or final resolution of the applicable Earnings Statement.

         Section 2.5. Conduct of Business. Until the end of the last Future Earnings Period, (a) the General Partner shall, and shall cause the Partnership to, maintain separate books of account for the earnings of the Partnership, for the purposes of determining whether the Partnership has achieved the earnings set forth in this Section; (b) the General Partner shall not, and shall not permit the Partnership to, sell or dispose of any substantial part of the business or the assets thereof in a manner that would otherwise materially impair the earnings of the Partnership; and (c) the General Partner shall continue to pay out the expenses of the Partnership, including any intracompany payables, in accordance with past practice and policies, including those policies relating to intracompany charges.



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

         Section 2.6. Delivery of Cash in Lieu of Common Stock. Notwithstanding anything herein to the contrary, any payment, or any portion thereof, specified herein to be paid in USPT common stock, may, in Purchaser's sole discretion, be paid to Seller in cash.

         Section 2.7. Issuance of Common Stock. For purposes of determining the number of shares to be issued hereunder, shares of common stock shall be valued at the average Market Price for the 30-day period prior to the Closing Date.


         Section 2.8. Change of Control of USPT. In the event of a merger, consolidation or a sale of substantially all of the assets of USPT in which USPT is not the surviving company, the surviving company shall have the option, within 60 days from the change of ownership, to either:

                  (a) Assume the Purchaser's and USPT's obligations under this Agreement; or

                  (b) Discharge such obligations by:

                           (i) Paying the remaining Holdback Payments;

                           (ii) Paying the Incentive Earnout (capped at
                  $900,000) calculated as the greater of (1) the Incentive Earnout under Section 2.3 above (using Future Annual Earnings for the most recent 12 months in place of the average of the Future Annual Earnings for the fourth and fifth Earnings Periods in the calculation of the Incentive Earnout) minus the Base Earnings multiplied by 5.2 multiplied by 35%; or (2) $175,000; and

                           (iii) Waiving the restrictions on transfer in Section
                  3.9(a) hereof.

Should the surviving company not give notice of its decision to either assume or discharge Purchaser's and USPT's obligations under this agreement within 60 days from the change of ownership, then it shall be construed that the surviving company has assumed such obligations.

In the event that the surviving company assumes the Purchaser's and USPT's obligation under this agreement, Seller shall have a 90 day option commencing on the date of the change of ownership to choose to terminate his Employment Agreement and receive the benefits as set forth under 2.8(b) of this Section.

         Section 2.9. Nature of Holdback and Earnout Payments. It is expressly understood between Purchaser and Seller that payments out of the Holdback and the Earnout Payments contemplated herein are included as part of the consideration paid for the Partnership Interest pursuant to this Section. The payments out of the Holdback and the Earnout Payments described in this Section are contractual rights only and shall not constitute any ownership interest in the Partnership.

         Section 2.10. Amendment to Employment Agreement. General Partner (on behalf of the Partnership) and Seller shall execute a Fifth Amendment to Employment Agreement effective as of the Closing Date which shall provide for an additional incentive bonus calculated



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

as 1% of the monthly net revenue and 10% of the annual net income attributable to any new clinics opened by the Partnership after the Closing Date.


         Section 2.11 Use of Name. Purchaser agrees that it will not operate any physical therapy clinics under the name "Advanced Physical Therapy" in the State of Michigan, other than the existing clinics that operate under such name or new satellite clinics of such existing clinics, without obtaining consent from Seller, which consent shall not be unreasonably withheld.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants that the following representations and warranties are true and correct as of the date hereof:

         Section 3.1. Ownership; No Liens. Seller is the sole and lawful owner of all right, title and interest in and to the Partnership Interest, which consists of a 35% ownership interest in the Partnership, free and clear of all liens, encumbrances, pledges and claims whatsoever.

         Section 3.2. Authority and Validity. Seller has the full power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other documents contemplated hereby have been duly executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject only to (a) general principles of equity and (b) bankruptcy and other laws of general applicability relating to creditors' rights.

         Section 3.3. No Violation. Neither the execution, delivery or performance by Seller of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under or require any authorizations, consent, approval or notice to a third party under any agreement, indenture or other instrument under which Seller is bound or to which the Partnership Interest is subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Partnership Interest, or, to the best knowledge of Seller, violate or conflict with any judgment, decree, order, statute, law, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or the Partnership Interest.

         Section 3.4. Consents. No consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize the execution, delivery and performance of this Agreement on the part of Seller except for (a) any filings and approvals required under the rules and regulations of the Securities and Exchange Commission and (b) any filings and approvals required by the Blue Sky laws of the various states.

         Section 3.5. No Undisclosed Liabilities. Seller has not entered into any transactions or otherwise incurred any obligations or liabilities in respect of the Partnership or the Partnership Interest that have not been disclosed to Purchaser. Seller is not aware of any material adverse condition in the Partnership.

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

         Section 3.6. Contracts. Other than as permitted under the Partnership's Agreement of Limited Partnership or the Employment Agreement between Seller and the Partnership, Seller has not entered into whether or not in writing, any (a) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another relating to the Partnership or the Partnership Interest; (b) contracts containing noncompetition covenants; or (c) any other agreement or commitment relating to the Partnership not made in the ordinary course of business.

         Section 3.7. Employees. No employee has stated to or notified Seller that he or she does not intend to remain employed by the Partnership after the Closing Date.

         Section 3.8. Litigation. To the Seller's knowledge, there are no legal actions or administrative proceedings or investigations pending or threatened against Seller or the Partnership, including, without limitation, any tort claims, employee claims, customer complaints or workers' compensation claims. To the Seller's knowledge, neither Seller nor the Partnership is subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Partnership, the Partnership Interest, or operations or employees related thereto.

         Section 3.9. Investment Representations and Covenants of Seller.


                  (a) In addition to restrictions on transfer contained in applicable securities laws and in this Section 3.9, the sale of all shares of common stock of USPT issued under this Agreement, other than those shares issued as part of the Holdback or the Incentive Earnout, may only be sold in annual increments of 20% of the aggregate number of shares beginning one year from the date such shares were issuable pursuant to this Agreement, and the sale of all shares issued in connection with the Holdback or the Incentive Earnout shall be prohibited for 12 months from the date such shares were issuable.

                  (b) Seller understands that the shares of common stock of USPT to be issued pursuant to this Agreement (the "Securities") will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws on the grounds that the issuance of the Securities is exempt from registration pursuant to
         Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act and pursuant to similar provisions of applicable state securities laws, and that the reliance of USPT on such exemptions is predicated in part on Seller's representations, warranties, covenants and acknowledgements set forth in this Section.

                  (c) Seller represents and warrants that he is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

                  (d) Seller represents and warrants that the Securities to be acquired by Seller upon consummation of the transactions described in this Agreement will be acquired by him for his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations

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         thereunder and that Seller will not distribute any of the Securities in violation of the Securities Act.

                  (e) Seller represents and warrants that the address set forth below is his principal residence:

                                 24915 Fairmount
                               Dearborn, MI 48124

                  (f) Seller (i) acknowledges that the Securities issued to Seller must be held indefinitely by him unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, and
         (iii) is aware that Rule 144 is not currently available for use by Seller for resale of any of the Securities to be acquired by Seller upon consummation of the transactions described herein.

                  (g) Seller represents and warrants to USPT that Seller has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of his investment in any of the Securities to be acquired by him upon consummation of the transactions described herein.

                  (h) Seller confirms that he has received and read (i) USPT's Form 10-K for 2000, (ii) USPT's Proxy Statement and Prospectus for USPT's 2001 Annual Meeting of Shareholders and (iii) USPT's Form 10-Q for the first quarter of 2001. Seller also confirms that USPT has made available to Seller the opportunity to ask questions of and receive answers from it concerning the terms and conditions of such Seller's investment in the Securities, and the Seller has received to such Seller's satisfaction, such additional information, in addition to that set forth herein, about USPT's operations and the terms and conditions of the offering as Seller has requested.

                  (i) In order to ensure compliance with the provisions of paragraph (d) hereof, Seller agrees that Seller will not sell or otherwise transfer or dispose of Securities or any interest therein (unless such shares have been registered under the Securities Act) without first complying with either of the following conditions, the expenses and costs of satisfaction of which shall be fully borne and paid for by Seller:

                           (i) USPT shall have received a written legal opinion
                  from Seller's legal counsel, which opinion and counsel shall be satisfactory to USPT in the exercise of its reasonable judgment, or a copy of a "no-action" or interpretive letter of the Securities and Exchange Commission specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

                           (ii) USPT shall have received an opinion from its own
                  counsel, to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder, provided that if Seller has complied with the holding period and other requirements of Rule 144 under the Securities Act in connection with such sale or transfer as well as the restrictions on transfer set forth in paragraph
                  (a) above (except to the extent such restrictions have been waived under Section 2.8 above), such opinion shall be furnished at USPT's expense.

         The Seller also agrees that the certificates or instruments representing the Securities to be issued to Seller pursuant to this Agreement may contain a restrictive legend noting the restrictions on transfer described in this Section and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to USPT's transfer agent, if any, provided that this paragraph (i) shall no longer be applicable to any Securities following their transfer pursuant to a registration statement effective under the Securities Act or if one of the opinions of counsel referred to above is to the further effect that transfer restrictions and the legend referred to herein are no longer required in order to establish compliance with any provisions of the Securities Act.

         Section 3.10. Disclosure. No statement, document, representation or warranty made or delivered by Seller in connection with the transactions contemplated hereby contained or contains any untrue statement of material fact or omits to state any material fact necessary to have made or make the statement, in light of the circumstances in which made, not misleading.


                                   ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND USPT

         Purchaser and USPT jointly and severally represent and warrant that the following are true and correct as of the date hereof:

         Section 4.1. Organization and Good Standing. Purchaser is a limited partnership validly existing and in good standing under the laws of the State of Texas, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. USPT is a corporation validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         Section 4.2. Authorization and Validity. The execution, delivery and performance of this Agreement by Purchaser and USPT, and the consummation by Purchaser and USPT of the transactions contemplated hereby have been duly authorized by Purchaser and USPT. This Agreement has been duly executed and delivered by Purchaser and USPT and constitutes the legal, valid and binding obligations of Purchaser and USPT, enforceable against Purchaser and USPT in accordance with its terms, subject only to (a) general principles of equity and
(b) bankruptcy and other laws of general applicability relating to creditors' rights.

         Section 4.3. No Violation. Neither the execution, delivery or performance by Purchaser or USPT of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the organizational documents of Purchaser or USPT or any agreement, indenture or other instrument under which Purchaser or USPT is bound or violate or conflict with any judgment, decree, order, statute, law, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or USPT or the properties or assets of either of them.

         Section 4.4. Consents. No consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize the execution, delivery and performance of this Agreement on the part of Purchaser or USPT except for (a) any filings and approvals required under the rules and regulations of the Securities and Exchange Commission and (b) filings and approvals required by the Blue Sky laws of the various states.

         Section 4.5. SEC Reports. USPT has filed in a timely manner with the Securities and Exchange Commission all forms, financial statements, documents and reports (collectively, the "SEC Reports") required to be filed by USPT pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such SEC Reports were prepared in all material respects in accordance with the Exchange Act and do not contain any untrue statement of material fact or facts or omit to state a material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since USPT's Quarterly Report on Form 10-Q for the three months ended March 31, 2001, USPT has not suffered any change, event, or condition that alone or together with other changes, events or conditions could have a material adverse effect.

         Section 4.6. Capitalization. The capitalization of USPT stated in the SEC Reports (as defined in Section 4.5 above) were true and correct as of the dates specified therein. All of the issued and outstanding shares of USPT Common Stock are, and all shares of USPT Common Stock to be issued pursuant to the transactions described in this Agreement will be, validly issued, fully paid and non-assessable.

         Section 4.7. Litigation. Except as disclosed in the SEC Reports (as defined in Section 4.5 above), there are no material claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to Purchaser's or USPT's knowledge, threatened against either Purchaser or USPT at law or in equity in any court or before or by any Governmental Authority, and, to Purchaser's or USPT's knowledge, there are no, and have not been any, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. Neither Purchaser or USPT is in default in respect of any judgment, order, writ, injunction or decree of any court or other Governmental Authority.

         Section 4.8. Disclosure. To Purchaser's or USPT's knowledge, no statement, document, representation or warranty made or delivered by Purchaser or USPT in connection with the transactions contemplated hereby contained or contains any untrue statement of material fact or omits to state any material fact necessary to have made or make the statement, in light of the circumstances in which made, not misleading.


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

                                   ARTICLE V.
                                    COVENANTS

         Section 5.1. Non-Competition. For a five (5) year period following the Closing Date, Seller shall not, directly or indirectly, either as an employee, employer, consultant, agent, lender, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in the physical therapy business within a ten (10) mile radius of any facility owned or operated by the Partnership, USPT or any affiliate of USPT. Notwithstanding the foregoing this Section 5.1 shall not prevent Seller from owning no more than five percent (5%) of issued and outstanding shares of common stock of a company whose common stock is listed on a national stock exchange or is qualified to be traded on the NASDAQ National Market System.

         Section 5.2. Solicitation.

                  (a) Non-Solicitation of Customers. During Seller's employment with the Partnership and for a period of five (5) years after the termination of employment, Seller agrees not to, directly or indirectly, call on, service, solicit or be employed by any person, firm, corporation or other entity who or which, at any time during which Seller was an employee of the Partnership, was or had been a customer, patient referral source or employee of the Partnership or any of its affiliates, including, without limitation, any physician who had referred any patients to any facility owned or operated by the Partnership.

                  (b) Non-Solicitation of Employees. During Seller's employment, and for a period of one (1) year following the termination of employment, Seller will not, either directly or indirectly, call on, solicit, or induce any other employee or officer of USPT or any affiliate of USPT, including Purchaser and the Partnership, to leave such employ, and will not assist any other person or entity in such a solicitation.

         Section 5.3. Confidential Information.

                  (a) Definition of Confidential Information. "Confidential Information" means and includes any confidential or proprietary information and trade secrets, and shall also include the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Confidential Information includes, by way of example and without limitation, the following: information not generally known to the public regarding current and prospective customers, suppliers, employees, contracting parties, investors and business affiliates; all notes, studies, customer lists, information, forms, business or management methods, marketing data, fee schedules, strategies, methods, books, records, and documents; research; financial and sales data; investment analyses; evaluations, opinions, and interpretations of information and data; computer programs and other stored electronic data; technologies and methods; training methods and training processes; organizational structure; personnel information, including salaries of personnel. Seller may also have had access to, or knowledge of, confidential information of third parties, including but not limited to actual and potential customers, suppliers, partners, joint venturers, investors, and financing sources, which shall likewise be considered Confidential Information.

                  (b) Non-Disclosure of Confidential Information. Seller agrees that Seller will not, at any time make any unauthorized disclosure of any Confidential Information (as defined above) of USPT, Purchaser or the Partnership, or make any use thereof, except in the carrying out of his employment responsibilities under his employment agreement with the Partnership. Seller acknowledges that this Confidential Information constitutes a valuable, special, and unique asset used by USPT, Purchaser or the Partnership, as applicable, in their respective businesses to obtain a competitive advantage. Seller further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance in maintaining the competitive position of USPT, Purchaser and the Partnership. Seller shall not be prohibited from disclosing Confidential Information pursuant to, and to the extent required to comply with, a court order, a valid administrative agency subpoena, or a lawful request for information by an administrative agency; provided, however, that Seller shall give Purchaser prompt notice of any such court order, subpoena, or request for information.

                  (c) Property of Purchaser. All written or electronic materials, records, data, and other documents prepared or possessed by Seller during and in the course of Seller's ownership of the Partnership Interest or Seller's employment with the Partnership are the property of USPT, Purchaser or the Partnership. All information, ideas, concepts, improvements, discoveries, and inventions that are conceived, made, developed, or acquired by Seller individually or in conjunction with others during Seller's ownership of the Partnership Interest or Seller's employment with the Partnership (whether during business hours and whether on the Partnership's premises or otherwise) are the sole and exclusive property of Purchaser. All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps, and all other documents, data, or materials of any type embodying such information, ideas, concepts, improvements, discoveries, and inventions are the property of USPT, Purchaser or the Purchaser, as applicable.

         Section 5.4. Reasonableness of Restrictions. Seller agrees that (a) the covenants contained in Sections 5.1, 5.2 and 5.3 hereof are necessary for the protection of the business, goodwill and trade secrets of USPT and its subsidiaries, including Purchaser and the Partnership, (b) a portion of the consideration paid to Seller under this Agreement is paid in consideration of the covenants herein contained, the sufficiency of which consideration is hereby acknowledged, and (c) if the scope of any restriction contained in Sections 5.1, 5.2, or 5.3 is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum permitted by law, and the Parties hereby consent that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. The existence of any claim or cause of action of Seller against the Partnership, Purchaser or USPT, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser or USPT of these covenants.

         Section 5.5. Enforcement. Seller acknowledges that the restrictions contained in Sections 5.1, 5.2, and 5.3 hereof are reasonable and necessary to protect the legitimate interests of USPT and its subsidiaries, including Purchaser and the Partnership, that Purchaser and USPT would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to Purchaser and USPT. Seller further expressly acknowledges that the damages that would result from a violation of a covenant contained in Sections 5.1, 5.2 or 5.3 would at a minimum be not less than $25,000 for each month that Seller is in violation of such covenant. Seller shall pay to Purchaser liquidated damages in the amount of $25,000 in cash per month within thirty (30) days after Purchaser notifies Seller that Seller has breached a covenant contained in Section 5.1, 5.2 or 5.3 as determined solely by Purchaser in the reasonable exercise of its discretion. If Seller fails to make payment as contemplated by this Section, Purchaser shall be entitled to, in addition to any other remedies, (i) withhold from delivery under Section 2.2 or
2.3 the number of shares of USPT Common Stock entitled to be received by Seller, valued at the Market Price per share in accordance with Section 2.7, representing $25,000 per month or (ii) set off all or any of such liquidated damages against any cash amounts payable by Purchaser to Seller pursuant to this Agreement, or each of the foregoing. The Parties acknowledge and agree that the actual damages resulting from a breach of a covenant contained in Section 5.1,
5.2 or 5.3 would be difficult or impracticable to calculate and that, in light of the circumstances, the foregoing are not penalties but represent a reasonable approximation of such damages. If and to the extent that Seller pays damages to the Purchaser under this Section, Seller shall not be required to pay damages under Article VI hereof.

         Section 5.6. Current Public Information. USPT shall use commercially reasonable efforts to comply with the requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC) regarding the availability of current public information to the extent required to enable Seller to sell the shares of USPT Common Stock issued pursuant to this Agreement without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation). Upon the request of Seller, USPT will deliver to Seller a written statement as to whether USPT has complied with such requirements.


                                   ARTICLE VI.
                                 INDEMNIFICATION

         Section 6.1. Indemnification by Seller. Subject to the terms and conditions of this Article and the other provisions of this Agreement, Seller agrees to indemnify, defend and hold USPT and Purchaser and their directors, officers, agents, and attorneys harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, actions, suits, proceedings, hearings, investigations, charges, complaints, injunctions, judgments, orders, decrees, rulings, dues, fines, amounts paid in settlement, taxes, liens, expenses and fees including attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of Seller contained herein. Seller specifically agrees to indemnify USPT and Purchaser for actual (calculated in a multiple of 5.2) Damages if any such breach of a representation, warranty or covenant of Seller causes restatement of Base Earnings. The provisions of this Article VI shall not apply to breaches of covenants in Sections 5.1, 5.2 and

5.3 if and to the extent that the liquidated damages provided for in Section 5.5 are paid as set forth therein.

         Section 6.2. Indemnification by USPT and Purchaser. Subject to the terms and conditions of this Article, and the other provisions of this Agreement, USPT and Purchaser hereby agree to indemnify, defend and hold Seller and his agents and attorneys harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of USPT or Purchaser contained herein.

         Section 6.3. Conditions of Indemnification. The obligations and liabilities of the indemnifying party to the party to be indemnified under Sections 6.1 and 6.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party, in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified.

                  (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

                  (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the prior written consent of the party to be indemnified, such consent not to be unreasonably withheld.

                  (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         Section 6.4. Set-off. If Seller fails to make payment as contemplated by this Article VI, Purchaser shall be entitled to (i) withhold from delivery under Section 2.2 or 2.3 the number of shares of USPT Common Stock entitled to be received by Seller, valued at the Market Price per share, representing an amount equal to Damages or (ii) set off all or any of Damages against any cash amounts payable by USPT to Seller pursuant to this Agreement, or each of the foregoing.

         Section 6.5. Remedies Not Exclusive. The remedies provided in this Article and in Article V shall not be exclusive of any other rights or remedies available to one party against the other.


                                  ARTICLE VII.
                                   ARBITRATION

         Section 7.1. Notice of Demand. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, except for injunctive relief which may be obtained to enforce the provisions of Sections 5.1, 5.2 and
5.3 of this Agreement, shall be resolved by binding arbitration which shall be commenced by the delivery by a Party to the opposing party of a notice of demand for arbitration sufficient to explain the claim made and the remedy requested. The notice of any demand for arbitration shall be sent to the opposing party, with a copy also delivered to the Houston, Texas office of the American Arbitration Association ("AAA").

         Section 7.2. Selection of Arbitrator. The arbitration shall be conducted by a single arbitrator mutually agreed to by the parties to this Agreement. If the parties are unable to reach agreement as to an arbitrator, the Parties shall request the AAA to appoint an arbitrator.

         Section 7.3. Hearing. The arbitration hearing shall be held in Houston, Texas (the place in which the books and records of USPT, Purchaser and the Partnership are located) and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA to the extent such rules do not conflict with the terms hereof. The decision of the arbitrator shall be reduced to writing and shall be binding on the parties. Judgment upon the award(s) rendered by the arbitrator may be entered and execution had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement.

         Section 7.4. Expenses. Each party shall pay its own costs and expenses incurred in connection with such arbitration, provided that the fees and expenses of the arbitrator shall be borne 50% by the Purchaser and 50% by the Seller.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         Section 8.1. Costs, Expenses and Legal Fees. Each party hereto shall bear its own costs and expenses (including attorneys' fees and expenses) except as otherwise provided herein.

         Section 8.2. Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any prior or subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         Section 8.3. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

         Section 8.4. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Subject to Section 2.5, USPT, Purchaser and their respective subsidiaries (including, without limitation, the Partnership) shall be entitled to merge or consolidate with or into any person or entity, sell or transfer shares of its common stock or any other securities to any person or entity and sell, transfer, assign or otherwise dispose of assets or liabilities (including this Agreement) to any person or entity, provided that its obligations under this Agreement are assumed if so required under Section
2.8. This Agreement shall not be assigned by Seller without the written consent of Purchaser and USPT, and any attempted assignment without such consent shall be void.

         Section 8.5. Parties In Interest: No Third Party Beneficiaries. This Agreement shall not be deemed to confer upon any person not a party hereto any obligations, rights or remedies hereunder.

         Section 8.6. Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties hereto regarding the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

         Section 8.7. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this

Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         Section 8.8. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, construed and enforced in accordance with the substantive laws of the State of Texas.

         Section 8.9. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         Section 8.10. Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

                  If to USPT, Purchaser or General Partner:

                           c/o U.S. Physical Therapy, Inc.
                           3040 Post Oak Blvd., Suite 222
                           Houston, Texas  77056
                           Attention:
                                     ---------------------

                  with a copy to:

                           Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas  77002
                           Attention:  Eddy Rogers

                  If to Seller:

                           John Cascardo
                           24915 Fairmount
                           Dearborn, MI 48124

                  with a copy to:

                           Ron Zadora
                           800 W Long Lake H200
                           Bloomfield Hills, MI 48302

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

         Section 8.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                            [signature page follows]

         Executed as of the day first set forth above.


                                      U.S. PHYSICAL THERAPY, INC.


                                      By:     /s/ Roy Spradlin
                                         ---------------------------------------
                                      Name:   Roy Spradlin
                                           -------------------------------------
                                      Title:  President and CEO
                                            ------------------------------------


                                      REHAB PARTNERS #1, INC.


                                      By:     /s/ Roy Spradlin
                                         ---------------------------------------
                                      Name:   Roy Spradlin
                                           -------------------------------------
                                      Title:  President
                                            ------------------------------------


                                      U.S. PT, LTD.


                                      By:     /s/ Roy Spradlin
                                         ---------------------------------------
                                      Name:   Roy Spradlin
                                           -------------------------------------
                                      Title:  President
                                            ------------------------------------



                                      /s/ John Cascardo
                                      ------------------------------------------
                                      John Cascardo